Exhibit 10

LUMINUS MANAGEMENT, LLC

September 10, 2020

Valaris plc

110 Cannon Street

London, EC4N 6EU, United Kingdom

Attention: Michael T. McGuinty

Email: michael.mcguinty@valaris.com

Ladies and Gentlemen:

Reference is made to that certain Backstop Commitment Agreement among Valaris plc (the “Company”) and the other Debtors party thereto and the Backstop Parties party thereto dated as of August 18, 2020 (the “Agreement”)’ . Luminus Management, LLC (“Investor”) as a holder of Qualifying Senior Notes Claims elects to participate in the rights and obligations of the Backstop Parties set forth in this Agreement as an Additional Backstop Party, pursuant to the terms of Section 2. 7(a) of the Agreement. Attached hereto as Exhibit A is a joinder to the Restructuring Support Agreement, and attached hereto as Exhibit B is a joinder to the Agreement.

Very truly yours,

LUMINUS MANAGEMENT, LLC

By:	/s/ Shawn R. Singh
Name: Shawn R. Singh
Title: General Counsel/CCO

CC:	Kirkland & Ellis LLP
Slaughter and May
Kramer Levin Naftalis & Frankel LLP
Akin Gump Strauss Hauer & Feld

1    Terms capitalized but not defined herein shall have the meanings set forth in the Agreement.

EXHIBIT A

RSA Joinder

Provision for Joinder Agreement

The undersigned (“Joinder Agreement”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of August 18, 2020 (the “Agreement”),1 by and among Valaris plc and its affiliates and subsidiaries bound thereto and the Consenting Noteholders, and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof.

Date Executed: August 28, 2020

/s/ Shawn R. Singh
Name: Shawn R. Singh
Title: General Counsel

Address: 4400 Post Oak Parkway, Suite 1550, Houston, TX 77027

E-mail address(es): ssingh@luminusmgmt.com

principal amount of beneficially owned Valaris Bonds: $_______

principal amount of beneficially owned Legacy Rowan Bonds: $___________

principal amount of beneficially owned Jersey Bonds: $___________

principal amount of beneficially owned Pride Bonds: $ 4,620,000*

principal amount of beneficially owned Ensco International Bonds: $___________

Credit Facility Claims: $ _______

Equity Interests in VAL: $ 11,750,000

* $3,879,000 Principal held by Luminus Energy Partners Master Fund Ltd
$741,000 Principal held by Luminus Capital Partners Master Fund LP
+

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT B

JOINDER AGREEMENT

This joinder agreement (this “Joinder Agreement”) to the Backstop Commitment Agreement, dated August 18, 2020 (as amended, supplemented or otherwise modified from time to time, the “Backstop Agreement”), between the Valaris plc, the other Debtors (as defined in the Backstop Agreement) and the Backstop Parties (as defined in the Backstop Agreement) is executed and delivered by Luminus Management, LLC (the “Joining Party”) as of September 10, 2020. Each capitalized term used but not defined herein shall have the meaning set forth in the Backstop Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Backstop Agreement, a copy of which is attached to this Joinder Agreement as Exhibit A (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof), as a Backstop Party for all purposes under the Backstop Agreement.

Representations and Warranties. The Joining Party hereby severally and jointly makes the representations and warranties given by the Backstop Parties set forth in Article V of the Backstop Agreement to the Debtors as of the date of this Joinder Agreement and as of the Closing Date.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered as of the date hereof.

LUMINUS MANAGEMENT, LLC

By /s/ Shawn R. Singh
Name: Shawn R. Singh
Title: General Counsel/CCO

Date Executed: September 10, 2020